Exhibit 99.1
FOR IMMEDIATE RELEASE
MaxLinear, Inc. Announces Second Quarter 2015 Financial Results
$70.8 Million Second Quarter Revenue Grows 99 percent Year-over-Year
Carlsbad, Calif. – August 10th, 2015 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications, Pay-TV and the connected home, and data center, metro, and long-haul transport network applications, today announced financial results for the second quarter ended June 30, 2015.
Management Commentary
“We are pleased to announce our first quarterly results reflecting contribution from the acquisition of Entropic Communications, with second quarter of 2015 revenue of $70.8 million, representing growth of approximately 100 percent both year-over-year and on a sequential basis, which was above the midpoint of our prior guidance,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “This quarter’s revenue strength was driven by a combination of continued growth in shipments of our core MaxLinear product family, combined with two months of contribution from Entropic. Particular areas of strength in the quarter were the continued ramp of Full Spectrum Capture (FSC™) satellite gateway receiver SoC’s and digital outdoor unit channel-stacking solutions, combined with strong demand for analog channel-stacking and Entropic legacy video SoCs for the Pay-TV operator market. In our core operator market, we benefited from the continued shift toward higher-channel-count DOCSIS 3.0 modems and gateways, resulting in double-digit sequential growth in cable data revenue, which was partially offset by seasonal softness in non-operator terrestrial TV and set-top box solutions. This quarter’s strong operating cash flow generation is not only reflective of strength in the core MaxLinear business, but also of the momentum and progress made towards the integration of Entropic, and we continue to be committed to delivering meaningful operational synergies and leverage in the business as we progress through the remainder of 2015 and look forward into 2016.”
Generally Accepted Accounting Principles (GAAP) Results
Net revenue for the second quarter of 2015 was $70.8 million, an increase of 100 percent compared to the first quarter of 2015, and an increase of 99 percent compared to the second quarter of 2014. Gross profit for the second quarter of 2015 was 38.0 percent of revenue, compared to 61.2 percent for the first quarter of 2015, and 62.5 percent for the second quarter of 2014. The gross profit for the second quarter of 2015 was impacted by $13.3 million in amortization of inventory step-up and $1.1 million in amortization of intangible assets related to the Entropic acquisition.
Net loss for the second quarter of 2015 was $30.6 million, or $0.58 per share (diluted), which also included approximately $2.8 million in fees and expenses related to our acquisition of Entropic Communications, $9.1 million and $0.1 million in amortization of intangible assets related to the Entropic and Physpeed acquisitions, respectively, and $11.4 million in restructuring charges related to the acquisition of Entropic. These results compare to a net loss of $4.7 million, or $0.12 per share (diluted), for the first quarter of 2015, and net loss of $0.6 million, or $0.02 per share (diluted), for the second quarter of 2014.
Cash flow provided by operations for the second quarter of 2015 totaled $4.6 million, compared to cash provided by operations of $3.8 million for the first quarter of 2015, and cash provided by operations of $7.6 million for the second quarter of 2014.
Cash, cash equivalents and investments totaled $82.1 million at June 30, 2015, compared to $81.3 million at March 31 2015, and $91.5 million at June 30, 2014.
Non-GAAP Results
Non-GAAP gross profit percentage for the second quarter of 2015 was 58.4 percent of revenue, compared to 61.3 percent for the first quarter of 2015, and 62.6 percent for the second quarter of 2014.

Non-GAAP net income for the second quarter of 2015 was $11.5 million, or $0.21 per share (diluted), compared to $3.6 million, or $0.09 per share (diluted), for the first quarter of 2015, and $5.0 million, or $0.13 per share (diluted), for the second quarter of 2014.
Third Quarter 2015 Revenue and Gross Profit Guidance
We expect revenue in the third quarter of 2015 to be between $90 million and $94 million, and GAAP and non-GAAP gross profit percentages to be 53 percent and 57 percent of revenue, respectively, +/- 2 percent.

Conference Call Details
MaxLinear will host its second quarter 2015 financial results conference call today, August 10, 2015 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-888-576-4387 / International: 1-719-325-2491 with conference ID: 8608998. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until August 24, 2015. A replay of the conference call will also be available until August 24, 2015 by dialing US toll free: 1-888-203-1112 / International: 1-719-457-0820 and referencing passcode: 8608998.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for third quarter 2015 revenue and gross profit percentage); trends and growth opportunities in our product markets; anticipated benefits and synergies arising from our recent acquisition of Entropic Communications, Inc. ("Entropic"); and opportunities for MaxLinear and Entropic as a combined company. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, financial condition, and stock price, include, among others, integration risks arising from our acquisition of Entropic; intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third party with the United States International Trade Commission and in United States District Court in Delaware; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. Risks relating to our recently completed acquisition of Entropic include integrating, restructuring, and achieving currently anticipated synergies; the ability to retain key employees, customers, and suppliers of Entropic or MaxLinear; and other factors generally affecting the business, operating results, and financial condition of either MaxLinear or Entropic or the combined company . In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 filed with the SEC on March 12, 2015 and our subsequent Forms 10-Q. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which MaxLinear expects to file with the SEC in August 2015.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income, gross profit percentage, and earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2015, which if achieved we intend to settle in shares of our class A common stock in 2016; (iii) an accrual related to our performance based bonus plan for 2014, which we settled in stock in May 2015; (iv) amortization of purchased intangible assets; (v) amortization of inventory step-up; (vi) acquisition and integration costs related to our recently completed acquisitions of Physpeed and Entropic; (vii) restricted merger proceeds; (viii) change in fair value of contingent consideration; (ix) severance charges; (x) restructuring charges related to our acquisition of Entropic; (xi) professional fees and settlement costs related to our previously disclosed IP litigation matters; and (xii) release of valuation allowance due to net deferred tax liability acquired. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Bonus payments under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for 2015 and 2014. Bonus payments for the 2014 performance period were settled through the issuance of shares of Class A common stock under our equity incentive plans in May 2015, and we currently expect that any bonus payments under our 2015 programs will also be settled in Class A common stock. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Restricted stock units to be granted under our equity incentive plan to Physpeed continuing employees if certain 2015 and 2016 revenue targets are met contingent upon continued employment reflect a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, amortization of inventory step-up, acquisition and integration costs primarily consisting of professional and consulting fees, restricted merger proceeds which represent merger proceeds held back from the former principal shareholders of Physpeed which will be paid on a quarterly basis through October 31, 2016 and the change in fair value of contingent consideration.
Restructuring charges incurred are related to our restructuring plan which addresses issues primarily relating to the integration of the Company and Entropic businesses. Severance charges incurred relate primarily to our exit of research and development activities in Shanghai, China and other non-recurring charges related to the termination of employees.
Expenses incurred in relation to our intellectual property litigation include professional fees incurred.
The acquisition of Entropic resulted in a net deferred tax liability, which led to the release of valuation allowance and a benefit for income taxes for the three months ended June 30, 2015.
Reconciliations of non-GAAP measures disclosed in this press release appear below.
About MaxLinear, Inc.
MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communication and data center, metro, and long-haul transport network applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Brian Nugent, CFA
Finance and Investor Relations Manager
Tel: 949-333-0237
MaxLinear, Inc. Corporate Contact:
Adam Spice
Chief Financial Officer
Tel: 949-333-0092

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net revenue	$70,824	$35,396	$35,592
Cost of net revenue	43,882	13,725	13,346
Gross profit	26,942	21,671	22,246
Operating expenses:
Research and development	23,993	15,281	13,892
Selling, general and administrative	23,620	10,944	8,688
Restructuring charges	11,389	—	—
Total operating expenses	59,002	26,225	22,580
Loss from operations	(32,060)	(4,554)	(334)
Interest income	51	70	60
Other expense, net	(22)	(34)	(18)
Loss before income taxes	(32,031)	(4,518)	(292)
Provision for (benefit from) income taxes	(1,384)	204	320
Net loss	$(30,647)	$(4,722)	$(612)
Net loss per share:
Basic	$(0.58)	$(0.12)	$(0.02)
Diluted	$(0.58)	$(0.12)	$(0.02)
Shares used to compute net loss per share:
Basic	52,586	38,015	36,093
Diluted	52,586	38,015	36,093

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2015	June 30, 2014
Net revenue	$106,220	$68,093
Cost of net revenue	57,607	25,794
Gross profit	48,613	42,299
Operating expenses:
Research and development	39,274	26,987
Selling, general and administrative	34,564	16,449
Restructuring charges	11,389	—
Total operating expenses	85,227	43,436
Loss from operations	(36,614)	(1,137)
Interest income	121	121
Other expense, net	(56)	(30)
Loss before income taxes	(36,549)	(1,046)
Provision for (benefit from) income taxes	(1,180)	428
Net loss	$(35,369)	$(1,474)
Net loss per share:
Basic	$(0.78)	$(0.04)
Diluted	$(0.78)	$(0.04)
Shares used to compute net loss per share:
Basic	45,367	35,733
Diluted	45,367	35,733

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Operating Activities
Net loss	$(30,647)	$(4,722)	$(612)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	12,227	1,639	1,071
Amortization of investment premiums, net	55	149	200
Amortization of inventory step-up	13,286	—	—
Stock-based compensation	6,301	3,719	3,685
Deferred income taxes	(1,960)	—	—
Impairment of lease	5,593	—	—
Changes in operating assets and liabilities:
Accounts receivable	8,319	(2,143)	690
Inventory	(9,659)	(1,991)	1,279
Prepaid and other assets	3,800	(416)	(300)
Accounts payable, accrued expenses and other current liabilities	(2,530)	2,832	562
Accrued compensation	(371)	1,874	170
Deferred revenue and deferred profit	502	21	(551)
Accrued price protection liability	(372)	2,647	1,132
Other long-term liabilities	90	159	224
Net cash provided by operating activities	4,634	3,768	7,550
Investing Activities
Purchases of property and equipment	(436)	(1,024)	(3,196)
Cash used in acquisition, net of cash acquired	(3,615)	—	—
Purchases of available-for-sale securities	(3,815)	(16,153)	(11,065)
Maturities of available-for-sale securities	36,918	16,190	10,800
Net cash provided by (used in) investing activities	29,052	(987)	(3,461)
Financing Activities
Repurchases of common stock	(101)	—	—
Net proceeds from issuance of common stock	3,207	248	1,510
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,896)	(265)	(2,852)
Equity issuance costs	(8)	(697)	—
Net cash provided by (used in) financing activities	202	(714)	(1,342)
Effect of exchange rate changes on cash and cash equivalents	74	6	1
Increase in cash and cash equivalents	33,962	2,073	2,748
Cash and cash equivalents at beginning of period	22,769	20,696	28,500
Cash and cash equivalents at end of period	$56,731	$22,769	$31,248

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30, 2015	June 30, 2014
Operating Activities
Net loss	$(35,369)	$(1,474)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	13,866	2,205
Amortization of investment premiums, net	204	410
Amortization of inventory step-up	13,286	—
Stock-based compensation	10,020	7,078
Deferred income taxes	(1,960)	11
Impairment of lease	5,593	—
Changes in operating assets and liabilities:
Accounts receivable	6,176	(630)
Inventory	(11,650)	269
Prepaid and other assets	3,384	(342)
Accounts payable, accrued expenses and other current liabilities	302	1,152
Accrued compensation	1,503	2,209
Deferred revenue and deferred profit	523	(22)
Accrued price protection liability	2,275	495
Other long-term liabilities	249	280
Net cash provided by operating activities	8,402	11,641
Investing Activities
Purchases of property and equipment	(1,460)	(4,641)
Cash used in acquisition, net of cash acquired	(3,615)	—
Purchases of available-for-sale securities	(19,968)	(29,764)
Maturities of available-for-sale securities	53,108	28,995
Net cash provided by (used in) investing activities	28,065	(5,410)
Financing Activities
Repurchases of common stock	(101)	—
Net proceeds from issuance of common stock	3,455	1,559
Minimum tax withholding paid on behalf of employees for restricted stock units	(3,161)	(2,988)
Equity issuance costs	(705)	—
Net cash used in financing activities	(512)	(1,429)
Effect of exchange rate changes on cash and cash equivalents	80	(4)
Increase in cash and cash equivalents	36,035	4,798
Cash and cash equivalents at beginning of period	20,696	26,450
Cash and cash equivalents at end of period	$56,731	$31,248

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2015	March 31, 2015	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$56,731	$22,769	$31,248
Short-term investments, available-for-sale	16,638	42,173	43,875
Accounts receivable, net	41,561	20,666	20,688
Inventory	38,822	12,849	9,763
Prepaid expenses and other current assets	5,297	3,574	1,960
Total current assets	159,049	102,031	107,534
Property and equipment, net	23,123	11,264	9,858
Long-term investments, available-for-sale	8,706	16,332	16,385
Intangible assets, net	93,377	10,191	590
Goodwill	48,888	1,201	—
Other long-term assets	6,158	490	596
Total assets	$339,301	$141,509	$134,963

Liabilities and stockholders’ equity
Current liabilities	$74,236	$39,858	$37,726
Other long-term liabilities	10,723	3,522	1,373
Total stockholders’ equity	254,342	98,129	95,864
Total liabilities and stockholders’ equity	$339,301	$141,509	$134,963

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
GAAP net loss	$(30,647)	$(4,722)	$(612)
Stock-based compensation:
Cost of net revenue	61	35	32
Research and development	3,053	2,340	2,384
Selling, general and administrative	1,680	1,344	1,269
Total stock-based compensation	4,794	3,719	3,685
Share-based bonus plan*:
Cost of net revenue	6	5	13
Research and development	1,479	313	657
Selling, general and administrative	556	346	564
Total share-based bonus plan	2,041	664	1,234
Amortization of purchased intangible assets:
Cost of net revenue	1,052	—	—
Research and development	96	116	—
Selling, general and administrative	7,985	—	—
Total amortization of purchased intangible assets	9,133	116	—
Amortization of inventory step-up	13,286	—	—
Acquisition and integration costs	2,813	2,504	—
Restricted merger proceeds	208	208	—
Change in fair value of contingent consideration	51	(183)	—
Severance charges	38	672	—
Restructuring charges	11,389	—	—
IP litigation costs, net	364	627	668
Release of valuation allowance due to net deferred tax liability acquired	(1,933)	—	—
Non-GAAP net income	$11,537	$3,605	$4,975
Shares used in computing non-GAAP basic net income per share	52,586	38,015	36,093
Shares used in computing GAAP diluted net loss per share	52,586	38,015	36,093
Dilutive common stock equivalents	2,536	2,027	2,682
Shares used in computing non-GAAP diluted net income per share	55,122	40,042	38,775
Non-GAAP basic net income per share	$0.22	$0.09	$0.14
Non-GAAP diluted net income per share	$0.21	$0.09	$0.13

*
Share-based bonus plan for the three months ended June 30, 2015 and March 31, 2015 relates to an accrual related to our performance based bonus plan for 2015, which will be settled in stock in 2016. For the three months ended June 30, 2015 and March 31, 2015, the share-based bonus plan also included an increase (decrease) of $0.3 million and ($0.1) million, respectively, for the accrual of restricted stock unit awards to be granted to Physpeed continuing employees contingent upon continued employment and the achievement of certain 2015 and 2016 revenue milestones. Share-based bonus plan for the three months ended June 30, 2014 relates to an accrual related to our performance based bonus plan for 2014, which was settled in stock in May 2015.

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2015	June 30, 2014
GAAP net loss	$(35,369)	$(1,474)
Stock-based compensation:
Cost of net revenue	96	61
Research and development	5,393	4,578
Selling, general and administrative	3,024	2,439
Total stock-based compensation	8,513	7,078
Share-based bonus plan*:
Cost of net revenue	11	22
Research and development	1,792	1,148
Selling, general and administrative	902	937
Total share-based bonus plan	2,705	2,107
Amortization of purchased intangible assets:
Cost of net revenue	1,052	—
Research and development	212	—
Selling, general and administrative	7,985	—
Total amortization of purchased intangible assets	9,249	—
Amortization of inventory step-up	13,286	—
Acquisition and integration costs	5,317	—
Restricted merger proceeds	416	—
Change in fair value of contingent consideration	(131)	—
Severance charges	710	—
Restructuring charges	11,389	—
IP litigation costs, net	991	1,008
Release of valuation allowance due to net deferred tax liability acquired	(1,933)	—
Non-GAAP net income	$15,143	$8,719
Shares used in computing non-GAAP basic net income per share	45,367	35,733
Shares used in computing GAAP diluted net loss per share	45,367	35,733
Dilutive common stock equivalents	2,281	2,816
Shares used in computing non-GAAP diluted net income per share	47,648	38,549
Non-GAAP basic net income per share	$0.33	$0.24
Non-GAAP diluted net income per share	$0.32	$0.13

*
Share-based bonus plan for the six months ended June 30, 2015 primarily relates to an accrual related to our performance based bonus plan for 2015, which will be settled in stock in 2016, increased by $0.2 million for the accrual of restricted stock unit awards to be granted to Physpeed continuing employees contingent upon continued employment and the achievement of certain 2015 and 2016 revenue milestones. Share-based bonus plan for the six months ended June 30, 2014 relates to an accrual related to our performance based bonus plan for 2014, which was settled in stock in May 2015.

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
GAAP gross profit as a % of revenue	38.0%	61.2%	62.5%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—%	—%	—%
Amortization of purchased intangibles:
Cost of net revenue	1.5%	—%	—%
Amortization of inventory step-up	18.8%	—%	—%
Non-GAAP gross profit as a % of revenue	58.4%	61.3%	62.6%

GAAP loss from operations as a % of revenue	(45.3)%	(12.9)%	(0.9)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	4.3%	6.6%	6.7%
Selling, general and administrative	2.4%	3.8%	3.6%
Share-based bonus plan:
Cost of net revenue	—%	—%	—%
Research and development	2.1%	0.9%	1.8%
Selling, general and administrative	0.8%	1.0%	1.6%
Amortization of purchased intangible assets:
Cost of net revenue	1.5%	—%	—%
Research and development	0.1%	0.3%	—%
Selling, general and administrative	11.3%	—%	—%
Amortization of inventory step-up	18.8%	—%	—%
Acquisition and integration costs	4.0%	7.1%	—%
Restricted merger proceeds	0.3%	0.6%	—%
Change in fair value of contingent consideration	0.1%	(0.5)%	—%
Severance charges	0.1%	1.9%	—%
Restructuring charges	16.1%	—%	—%
IP litigation costs, net	0.5%	1.8%	1.9%
Non-GAAP income from operations as a % of revenue	17.2%	10.7%	14.8%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Six Months Ended
	June 30, 2015	June 30, 2014
GAAP gross profit as a % of revenue	45.8%	62.1%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—%	—%
Amortization of purchased intangibles:
Cost of net revenue	1.0%	—%
Amortization of inventory step-up	12.5%	—%
Non-GAAP gross profit as a % of revenue	59.4%	62.2%

GAAP loss from operations as a % of revenue	(34.5)%	(1.7)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	5.1%	6.7%
Selling, general and administrative	2.8%	3.6%
Share-based bonus plan:
Cost of net revenue	—%	—%
Research and development	1.7%	1.7%
Selling, general and administrative	0.8%	1.4%
Amortization of purchased intangible assets:
Cost of net revenue	1.0%	—%
Research and development	0.2%	—%
Selling, general and administrative	7.5%	—%
Amortization of inventory step-up	12.5%	—%
Acquisition and integration costs	5.0%	—%
Restricted merger proceeds	0.4%	—%
Change in fair value of contingent consideration	(0.1)%	—%
Severance charges	0.7%	—%
Restructuring charges	10.7%	—%
IP litigation costs, net	0.9%	1.5%
Non-GAAP income from operations as a % of revenue	14.8%	13.3%